UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – August 10, 2005

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices) (Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01               Other Events.

On August 10, 2005, the previously announced purchase by Louisiana Casino Cruises, Inc. (“LCCI”), a wholly owned subsidiary of Penn National Gaming, Inc. (the “Company”), of the property on which the Company’s Casino Rouge conducts a significant portion of its dockside operations closed.  LCCI agreed to purchase the property from the property lessor for $30.5 million subject to the satisfaction of certain real estate-related closing conditions.  The closing of the real estate transaction settled all outstanding legal claims between the parties.  As a result of the transaction, the Company recorded a one-time settlement charge of approximately $28.2 million pre-tax, or $0.20 per diluted share after tax, in its 2005 second quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2005	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer